UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2011

Commission	Exact name of registrant as specified in its charter	State of	I.R.S. Employer
File Number	and principal office address and telephone number	Incorporation	Identification No.

1-16163	WGL Holdings, Inc.	Virginia	52-2210912
101 Constitution Ave., N.W.
Washington, D.C. 20080
(703) 750-2000

0-49807	Washington Gas Light Company	District of	53-0162882
	101 Constitution Ave., N.W.	Columbia
	Washington, D.C. 20080	and Virginia
(703) 750-4440

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS
On January 31, 2011, Washington Gas Light Company (Washington Gas), a wholly owned subsidiary of WGL Holdings, Inc. (WGL Holdings), filed an application with the State Corporation Commission of Virginia (Commission) requesting authority to increase its rates and charges and to revise the terms and conditions applicable to gas service. Washington Gas proposed that the rates become effective October 1, 2011 to comply with the terms of the prior Commission approved stipulation.
This application seeks to establish new base rates that will result in additional annual operating revenues of approximately $29.6 million and allows for a rate of return on common equity of 10.5% and an overall rate of return of 8.57%.
This application also provides for various billing, rate design and other proposals requested by Washington Gas, including:
•	Continuation of the Weather Normalization Adjustment (WNA) previously approved by the Commission with updates for (i) normal weather heating degree days (HDDs); (ii) variation in usage by HDD by customer class; (iii) base usage and (iv) updated weighted average distribution rates;

•	The recovery of hexane costs from sales customers through Washington Gas’s Purchased Gas Charge (PGC) provision, and from delivery service customers through balancing charges;

•	Implementation of a new sharing arrangement for net revenues generated by Washington Gas’s utility asset optimization activities, crediting ratepayers the Virginia allocated portion of the first $1 million of net revenues and then 60% of net revenues over $1 million. Forty percent of the net revenues over $1 million are retained by Washington Gas;

•	Tariff revisions including: (i) to eliminate refundable customer deposits for customer requested service additions; (ii) to require operators of electric generating stations to balance daily gas deliveries with daily gas usage; (iii) to modify various rate schedules to accommodate Large customer Sales Service and Large customer Delivery Service, and (iv) to terminate the existing Earnings Sharing Mechanism (ESM) and Performance – Based Rate Plan (PBR Plan) and

•	Increase research and development (R&D) funding.
Washington Gas proposes to implement the proposed rates and charges and revised terms and conditions related thereto, on an interim basis and subject to refund, effective for service rendered on and after October 1, 2011. Any new tariff items requiring Commission approval will become effective upon issuance of the Commission order.
A copy of the Company’s news release announcing the rate application filing is attached hereto as an Exhibit 99.1 to this report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

99.1	News Release issued January 31, 2011
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: February 3, 2011	/s/ William R. Ford William R. Ford
Controller
(Principal Accounting Officer)